UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐    Preliminary Proxy Statement.
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐     Definitive Proxy Statement.
☒     Definitive Additional Materials.
☐     Soliciting Material under §240.14a-12.
VeriSign, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note
VeriSign, Inc. (the "Company"), is furnishing this supplement to its proxy statement dated April 12, 2017 (the "Proxy Statement") in connection with the Company’s annual meeting of stockholders to be held on May 25, 2017, or at any adjournments or postponements thereof. Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged.
The Company is revising the Beneficial Ownership Table for Directors and Named Executive Officers set forth in the Proxy Statement. The revised table corrects the number of shares beneficially owned by Messrs. Bidzos, Kilguss and Indelicarto and the resulting number of shares beneficially owned by, and the percent ownership of, the directors and executive officers as reported on the "All current directors and executive officers as a group" line in the table. The table below supersedes the table and related footnotes previously reported on pages 13 and 14 of the Proxy Statement.

BENEFICIAL OWNERSHIP TABLE

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number(1)	Percent(1)
Greater Than 5% Stockholders

T. Rowe Price Associates, Inc.(2) 100 E. Pratt Street Baltimore, MD 21202	14,316,927	14.06%

Warren Buffett(3) Berkshire Hathaway, Inc. 3555 Farnam Street Omaha, NE 68131	12,952,745	12.72%

Capital World Investors(4) 333 South Hope Street Los Angeles, CA 90071	12,789,339	12.56%

The Vanguard Group(5) 100 Vanguard Boulevard Malvern, PA 19355	8,431,609	8.28%

BlackRock, Inc. (6) 55 East 52nd Street New York, NY 10055	6,981,112	6.85%

Capital International Investors (7) 11100 Santa Monica Boulevard 16th Floor Los Angeles, CA 90025	5,440,940	5.34%

Directors and Named Executive Officers
D. James Bidzos(8)	644,030	*
Kathleen A. Cote	37,319	*
Thomas F. Frist III	4,642	*
Jamie S. Gorelick	9,739	*
Roger H. Moore	33,212	*
Louis A. Simpson(9)	210,638	*
Timothy Tomlinson(10)	17,046	*
Todd B. Strubbe(11)	44,263	*
George E. Kilguss, III(12)	109,791	*
Thomas C. Indelicarto(13)	22,264	*
All current directors and executive officers as a group (10 persons)(14)	1,132,944	1.11%

*	Less than 1% of Verisign’s outstanding common stock.

(1)
The percentages are calculated using 101,843,488 outstanding shares of the Company’s common stock on March 31, 2017 as adjusted pursuant to Rule 13d-3(d)(1)(i). Pursuant to Rule 13d-3(d)(1) of the Exchange Act, beneficial ownership information for each person also includes shares subject to options exercisable, or RSUs vesting, within 60 days of March 31, 2016, as applicable.

(2)
Based on Schedule 13G/A filed on February 7, 2017 with the SEC by T. Rowe Price Associates, Inc. with respect to beneficial ownership of 14,316,927 shares. T. Rowe Price Associates, Inc. has sole voting power over 4,275,698 of these shares and sole dispositive power over 14,316,927 of these shares.

(3)
Based on Schedule 13G/A filed on February 14, 2017 with the SEC by Berkshire Hathaway, Inc., with respect to beneficial ownership of 12,952,745 shares. Berkshire Hathaway, Inc., is a diversified holding company which Mr. Buffett may be deemed to control. Mr. Buffett and Berkshire Hathaway share voting and dispositive power over 12,952,745 of these shares, which include shares beneficially owned by certain subsidiaries of Berkshire Hathaway. National Indemnity Company and GEICO Corporation share voting and dispositive power over 7,905,481 of these shares.

(4)
Based on Schedule 13G/A filed on February 13, 2017 with the SEC by Capital World Investors, with respect to beneficial ownership of 12,789,339 shares. Capital World Investors has sole voting power over 12,789,339 of these shares and sole dispositive power over 12,789,339 of these shares.

(5)    Based on Schedule 13G/A filed on February 10, 2017 with the SEC by The Vanguard Group with respect to beneficial ownership of 8,431,609 shares. The Vanguard Group has sole voting power over 143,962 of these shares, sole dispositive power over 8,271,331 of these shares, shared voting power over 18,048 of these shares and shared dispositive power over 160,278 of these shares.

(6)
Based on Schedule 13G/A filed on January 27, 2017 with the SEC by BlackRock, Inc. with respect to beneficial ownership of 6,981,112 shares. BlackRock has sole voting power over 5,924,528 of these shares and sole dispositive power over 6,981,112 of these shares.

(7)
Based on Schedule 13G/A filed on December 31, 2015 with the SEC by Capital International Investors with respect to beneficial ownership of 5,440,940 shares. Capital International Investors has sole voting power over 5,112,520 of these shares and sole dispositive power over 5,440,940 of these shares.

(8)	Includes 4,057 RSUs vesting within 60 days of March 31, 2017 held directly by Mr. Bidzos.

(9)	Includes 210,638 shares held by the Louis A. Simpson Living Trust, under which Mr. Simpson is the trustee.

(10)	Includes 17,046 shares held indirectly by the Tomlinson Family Trust, under which Mr. Tomlinson and his spouse are co-trustees.

(11)	Includes 20,536 RSUs vesting within 60 days of March 31, 2017 held directly by Mr. Strubbe.

(12)	Includes 1,218 RSUs vesting within 60 days of March 31, 2017 held directly by Mr. Kilguss.

(13)	Includes 1,200 RSUs vesting within 60 days of March 31, 2017 held directly by Mr. Indelicarto.

(14)	Includes the shares described in footnotes (8)-(13).